Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jessica Uhl and Russell O’Brien and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all respective exhibits thereto and any and all other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities indicated as of this 1st day of November, 2017.

Name	Title	Date

/s/ CHARLES O. HOLLIDAY	Chair	November 1, 2017
Charles O. Holliday

/s/ HANS WIJERS	Deputy Chair and Senior Independent	November 1, 2017
Hans Wijers	Non-executive Director

/s/ BEN VAN BEURDEN	Executive Director	November 1, 2017
Ben van Beurden

/s/ JESSICA UHL	Executive Director	November 1, 2017
Jessica Uhl

/s/ EULEEN GOH	Non-executive Director	November 1, 2017
Euleen Goh

/s/ CATHERINE J. HUGHES	Non-executive Director	November 1, 2017
Catherine J. Hughes

/s/ GERARD KLEISTERLEE	Non-executive Director	November 1, 2017
Gerard Kleisterlee

/s/ ROBERTO SETUBAL	Non-executive Director	November 1, 2017
Roberto Setubal

/s/ SIR NIGEL SHEINWALD GCMG	Non-executive Director	November 1, 2017
Sir Nigel Sheinwald GCMG

/s/ LINDA G. STUNTZ	Non-executive Director	November 1, 2017
Linda G. Stuntz

/s/ GERRIT ZALM	Non-executive Director	November 1, 2017
Gerrit Zalm